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                              ESPOTTING MEDIA INC.
                             THE OLD TRUMAN BREWERY
                                 91, BRICK LANE
                                     LONDON
                                     E1 6QL

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS -- JUNE 2, 2004

The undersigned stockholder of Espotting Media Inc. (the "Company") hereby appoints Daniel Ishag and Sebastian Bishop, or either one of them, as attorneys and proxies with full power of substitution to vote all shares of common stock and series A preferred stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Espotting Media Inc. located at The Old Truman Brewery, 91, Brick Lane, London, E1 6QL, on June 2, 2004, at 2:00 p.m., local time, and at any adjournments or postponements thereof as follows:

1. To approve the Amended and Restated Agreement and Plan of Merger, dated as of February 9, 2004, by and among FindWhat.com, a Nevada corporation, Who Merger Corp., a Delaware corporation and a wholly-owned subsidiary of FindWhat.com, and Espotting Media Inc., a Delaware corporation, and to approve the merger and other transactions contemplated by the merger agreement.

                                      [ ]  FOR              [ ]  AGAINST

2. To approve and adopt an amendment to the Espotting Share Option Plan to clarify that options granted thereunder do not lapse on completion of a change of control where a written notice of intention has been served on optionholders of Espotting's intention to procure the grant of new rights in substitution for their existing rights.
                                      [ ]  FOR              [ ]  AGAINST

3. To approve and adopt an amendment to the Espotting European Share Option & Warrant Plan to clarify that options granted thereunder do not lapse on completion of a change of control where a written notice of intention has been served on optionholders of Espotting's intention to procure the grant of new rights in substitution for their existing rights.
                                      [ ]  FOR              [ ]  AGAINST

4. In their discretion to vote upon such other matters as may properly come before the meeting.
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THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

    The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders, dated April 26, 2004, and the joint proxy statement/prospectus furnished therewith. Any proxy heretofore given to vote said shares hereby is revoked.

    PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                                     Dated: April __, 2004

                                                     ---------------------------
                                                             (Signature)

                                                     ---------------------------
                                                             (Signature)

                                                     Signature(s) must agree
                                                     with the name(s) printed on
                                                     this Proxy. If shares are
                                                     registered in two names,
                                                     both stockholders should
                                                     sign this Proxy. When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee, or guardian,
                                                     please give your full
                                                     title.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS